                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                September 5, 1996
                   (Date of Report - earliest event reported)

                           DURA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                000-19809                95-3645543
(State or other jurisdiction        (Commission          (I.R.S. Employer
 of incorporation)                  File Number)         Identification No.)

       5880 PACIFIC CENTER BLVD., SAN DIEGO, CALIFORNIA               92121
          (Address of principal executive offices)                  (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE IS (619) 457-2553

                                     Page 1
                            Exhibit Index on Page 11

Item 2. Acquisition or Disposition of Assets

     a. On August 21, 1996, Dura Pharmaceuticals, Inc. (the "Company") signed a Licensing Agreement (the "Licensing Agreement") with Eli Lilly and Company ("Lilly") to acquire exclusive U.S. marketing rights to the patented antibiotics Keftab(R) (cephalexin hydrochloride) and Ceclor(R) CD (cefaclor extended release tablets). The acquisition closed on September 5, 1996. The purchase price consisted of $100.0 million paid in cash at closing. Additional future contingent payments of an aggregate of $75.0 million starting in the year 1999 are subject to Ceclor(R) CD remaining available by prescription only with no competitive products, as defined in the Licensing Agreement. The Company and Lilly determined the purchase price in arms'-length negotiations prior to August 21, 1996.

         The Keftab(R) product generated U.S. sales revenues for Lilly in 1993, 1994, and 1995 of approximately $13.0 million, $18.0 million, and $19.0 million respectively, and direct product cost of sales in 1993, 1994, and 1995 of approximately $2.5 million, $3.5 million, and $3.8 million, respectively. Ceclor(R) CD received marketing approval from the U.S. FDA in June 1996; therefore, there is no historical financial information available for Ceclor(R) CD. The Company expects to launch Ceclor(R) CD this fall.

         Lilly will manufacture Keftab(R) and Ceclor(R) CD products for the Company under a separate Manufacturing Agreement executed on August 21, 1996 (the "Manufacturing Agreement"). The Company does not expect the Manufacturing Agreement with Lilly to significantly impact the products' future cost of sales as a percent of sales revenue as compared to its historical percentages.

         The Keftab(R) products are being marketed by the Company primarily to the same respiratory physician specialists currently targeted by the Company's national sales force. The Company expects to increase the number of field sales force personnel to support the Ceclor(R) CD product launch in time for the upcoming respiratory season (which traditionally begins in October), and expects to continue sales force growth in 1997.

Item 7. Financial Statements and Exhibits

        b. Pro Forma Financial Information:

           The following pro forma balance sheet and statements of operations combine the Company, the current acquisition of the exclusive U.S. marketing rights to the patented antibiotics Keftab(R) and Ceclor(R) CD, the acquisition of certain Entex(R) products in July 1996, the previously reported acquisition of Furadantin(R) in May 1996, and the 1995 acquisitions of Health Script Pharmacy Services, Inc., Dura Delivery Systems, Inc., and the Rondec(R) products (as reported in prior Current Reports on Form 8-K) as of June 30, 1996 and the results of their operations for the six months ended June 30, 1996 and the year ended December 31, 1995 as if the acquisitions had taken place on January 1, 1995. Ceclor(R) CD received marketing approval from the FDA in June 1996; therefore there is no pro forma financial information available for Ceclor(R) CD. The Company's financial information included in the pro forma balance sheet as of June 30, 1996 and the pro forma statement of operations for the six months ended June 30, 1996 was previously reported in the Company's Form 10-Q for the quarter ended June 30, 1996. The Dura financial information included in the pro forma statement of operations for the year ended December 31,

1995 was previously reported in the Company's Form 10-K, as amended, for the year ended December 31, 1995. In the opinion of management all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The per share data and weighted average number of shares have been adjusted to reflect the Company's two-for-one split of its common stock in the form of a 100% stock dividend, effective July 1, 1996. The computations of net income (loss) per share are unchanged on a fully-diluted basis for all periods presented.

           The pro forma balance sheet and statements of operations should be read in conjunction with the notes included in this report. The pro forma financial information is not necessarily indicative of what the actual financial results would have been had the acquisitions occurred on January 1, 1995. In addition, the pro forma financial information does not purport to indicate the results of future operations or financial position of the Company from the acquisition date forward.

      c. Exhibits:

           2.1 Licensing Agreement dated August 21, 1996 between the Company and Lilly.* The exhibits referenced in the Licensing Agreement have not been included because they are either disclosed in the agreement or would not be material to an investment decision; they will be provided to the Commission upon request.

           2.2 List of Schedules and Exhibits to the Licensing Agreement dated August 21, 1996 between the Company and Lilly. The exhibits referenced in the Licensing Agreement have not been included because they are either disclosed in the agreement or would not be material to an investment decision; they will be provided to the Commission upon request.

           99.1 Press Release dated August 22, 1996 issued by the Company.

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

DURA PHARMACEUTICALS, INC.                                              ITEM 7b.
PRO FORMA BALANCE SHEET (UNAUDITED)
JUNE 30, 1996
- --------------------------------------------------------------------------------
                      IN THOUSANDS

                                                                    Pro Forma
                                                                   Adjustments
                                                                    Increase         Pro Forma
                                                   Dura             (Decrease)        Results
                                                   ----             ----------        -------
ASSETS
Current Assets:
  Cash and cash equivalents                      $107,003          (81,000)(a.)(d.)   $ 26,003
  Short-term investments                          100,595          (44,000)(a.)         56,595
  Accounts and other receivables                    9,397                                9,397
  Inventory                                         3,294                                3,294
  Prepaid and other                                   417                                  417
                                                 --------        ---------            --------
       Total current assets                       220,706         (125,000)             95,706
Property                                           18,914                               18,914
License Agreements and Product Rights              45,160          145,000 (a.)(d.)    190,160
Goodwill                                            6,857                                6,857
Other                                               8,561                                8,561
                                                 --------        ---------            --------
TOTAL                                             300,198           20,000             320,198
                                                 ========        =========            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                               $  8,715                             $  8,715
  Accrued wages, taxes and benefits                 2,596                                2,596
  Current portion of long-term obligations          7,897           20,000 (d.)         27,897
                                                 --------        ---------            --------
       Total current liabilities                   19,208           20,000              39,208
                                                 --------        ---------            --------
Long-Term Obligations:
  Other long-term obligations                       9,134                                9,134
                                                 --------        ---------            --------
       Total long-term obligations                  9,134              -0-               9,134
Other Non-Current Liabilities                         894                                  894
                                                 --------        ---------            --------
       Total liabilities                           29,236           20,000              49,236
                                                 --------        ---------            --------
Shareholders' Equity:
  Common stock                                    369,219                              369,219
  Accumulated deficit                             (94,655)                             (94,655)
  Unrealized loss on investments                        3                                    3
  Warrant subscriptions receivable                 (3,605)                              (3,605)
                                                 --------        ---------            --------
       Total shareholders' equity                 270,962              -0-             270,962
                                                 --------        ---------            --------
TOTAL                                            $300,198        $  20,000            $320,198
                                                 ========        =========            ========

See notes to pro forma financial statements for description of pro forma adjustments.



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
DURA PHARMACEUTICALS, INC.

PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA
- -------------------------------------------------------------------------------

                                                                Pro Forma Adjustments
                                                                 Increase (Decrease)
                                                         --------------------------------
                                                             Other                 Lilly                 Pro Forma
                                            Dura         Acquisitions          Acquisition                Results
                                            ----         ------------          -----------                -------
REVENUES:
Sales                                      $ 26,960        $ 20,054(e.)           $  8,360(b.)            $ 55,374
Contract                                     10,426                                                         10,426
                                           --------        --------               --------                --------
      Total revenues                         37,386          20,054                  8,360                  65,800
                                           --------        --------               --------                --------
OPERATING COSTS AND EXPENSES:
Cost of sales                                 7,422           2,093(e.)              1,672(b.)              11,187
Clinical, development and regulatory          7,119                                                          7,119
Selling, general and administrative          15,046           7,807(e.)(f.)          2,901(b.)(c.)          25,754
Goodwill amortization                           226                                                            226
                                           --------        --------               --------                --------
  Total operating costs and expenses         29,813           9,900                  4,573                  44,286

OPERATING INCOME                              7,573          10,154                  3,787                  21,514
                                           --------        --------               --------                --------
OTHER :
  Interest income                             2,410                                                          2,410
  Interest expense                             (516)                                                          (516)
  Other expense                                  (2)                                                            (2)
                                           --------        --------               --------                --------
      Total other                             1,892               0                      0                   1,892
                                           --------        --------               --------                --------
INCOME BEFORE INCOME TAXES                    9,465          10,154                  3,787                  23,406
PROVISION FOR INCOME TAXES                      800           4,062(e.)              1,515(b.)               6,377
                                           --------        --------               --------                --------
NET INCOME                                 $  8,665        $  6,092               $  2,272                $ 17,029
                                           ========        ========               ========                ========

NET INCOME  PER SHARE                      $   0.23                                                       $   0.46

WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT
   SHARES                                    37,277                                                         37,277


See notes to pro forma financial statements for description of pro forma adjustments.






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
DURA PHARMACEUTICALS, INC.

PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1995
IN THOUSANDS, EXCEPT PER SHARE DATA
- --------------------------------------------------------------------------------

                                                                    Pro Forma Adjustments
                                                                     Increase (Decrease)
                                                             -----------------------------------
                                                                 Other                  Lilly                 Pro Forma
                                                Dura         Acquisitions            Acquisition               Results
                                                ----         ------------            -----------               -------
REVENUES:
Sales                                          $ 39,308        $ 51,871 (e.)           $ 19,000(b.)            $110,179
Contract                                         12,194          (7,762)(e.)                                      4,432
                                               --------        --------                --------                --------
      Total revenues                             51,502          44,109                  19,000                 114,611
                                               --------        --------                --------                --------
OPERATING COSTS AND EXPENSES:
Cost of sales                                    10,618           5,374 (e.)              3,800(b.)              19,792
Clinical, development and regulatory              8,408             311 (e.)                                      8,719
Selling, general and administrative              25,580          21,422 (e.)(f.)          6,594(b.)(c.)          53,596
Goodwill amortization                               375              86 (h.)                                        461
Charge for acquired in-process
technology and purchase options                  43,773         (30,773)(e.)                                     13,000
                                               --------        --------                --------                --------
      Total operating costs and expenses         88,754          (3,580)                 10,394                  95,568
                                               --------        --------                --------                --------

OPERATING INCOME                                (37,252)         47,689                   8,606                  19,043
                                               --------        --------                --------                --------
OTHER :
  Interest income                                 2,768             345 (i.)                                      3,113
  Interest expense                                 (906)         (1,131)(e.)(g.)                                 (2,037)
  Other                                              18                                                              18
                                               --------        --------                --------                --------
     Total other                                  1,880            (786)                    -0-                   1,094
                                               --------        --------                --------                --------

INCOME BEFORE INCOME TAXES                      (35,372)         46,903                   8,606                  20,137
PROVISION FOR INCOME TAXES                          406           1,574 (e.)                380(b.)               2,360
                                               --------        --------                --------                --------
NET INCOME (LOSS)                              $(35,778)       $ 45,329                $  8,226                $ 17,777
                                               ========        ========                ========                ========
NET INCOME  (LOSS) PER SHARE                   $  (1.53)                                                       $   0.57

WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT
  SHARES                                         23,440           7,711(j.)(k.)                                  31,151


See notes to pro forma financial statements for description of pro forma adjustments.

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
DURA PHARMACEUTICALS, INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
IN THOUSANDS
- --------------------------------------------------------------------------------

On August 21, 1996, Dura Pharmaceuticals, Inc. ("Dura" or the "Company") signed an agreement with Eli Lilly and Company ("Lilly") to acquire the exclusive U.S. marketing rights to the patented antibiotics Keftab(R) and Ceclor(R) CD (the "Lilly products"). The acquisition closed on September 5, 1996. The following pro forma adjustments reflect the impact from the acquisition as if it had occurred on January 1, 1995.

a.     Adjustment to record acquired Lilly product rights.

       Lilly product rights                $100,000
            Cash & Cash equivalents                     $56,000
            Short-term investments                      $44,000

b. Adjustments to record product sales, cost of sales and related product activities.

       Six Months Ended June 30, 1996
       Cash - net                          $  2,665
       Cost of sales                       $  1,672
       Marketing expenses (SG&A)           $  2,508
       Provision for income taxes          $  1,515
                Sales revenues                          $ 8,360
       Year Ended December 31, 1995
       Cash - net                          $  9,120
       Cost of sales                       $  3,800
       Marketing expenses (SG&A)           $  5,700
       Provision for income taxes          $    380
                Sales revenues                          $19,000

c.     Adjustments to amortize acquired product rights.

       Six Months Ended June 30, 1996
       Amortization expense (SG&A)         $    393
                Product rights                          $   393
       Year Ended December 31, 1995
       Amortization expense (SG&A)         $    894
                Product rights                          $   894




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
On July 3, 1996, the Company acquired the Entex(R) product rights from Procter & Gamble Pharmaceuticals, Inc. ("P&G") for $45.0 million in cash. On May 7, 1996, the Company acquired the Furadatin(R) product rights from P&G for $7.0 million. On December 29, 1995, the Company acquired Dura Delivery Systems, Inc. ("DDSI"), and as a result of the acquisition, DDSI is now a wholly-owned subsidiary of the Company. On June 14, 1995, Dura signed an agreement with the Ross Products Division of Abbott Laboratories to acquire the U.S. rights to the Rondec(R) products, consisting of six prescription cough/cold drugs. On March 22, 1995, Dura acquired the common stock of Health Script Pharmacy Services, Inc. and certain assets of Quintex, Ltd. The following pro forma adjustments reflect the impact from these acquisitions as if they had occurred on January 1, 1995.

d.     Adjustment to record acquired product rights.

       Product rights                                       $45,000
                Cash & Cash Equivalents                                      $25,000
                Other obligations                                            $20,000

e. Adjustments to record operating activities of acquired companies and product rights, and to eliminate the non-recurring charges resulting from the acquisition of DDSI.

       Six Months Ended June 30, 1996
       Cash - net                                           $12,503
       Cost of sales                                        $ 2,093
       Marketing expenses (SG&A)                            $ 1,396
       Provision for income taxes                           $ 4,062
                Sales revenues                                               $20,054
       Year Ended December 31, 1995
       Cash                                                 $32,789
       Cost of sales                                        $ 5,374
       Clinical, development & regulatory                   $   311
       Marketing expenses (SG&A)                            $ 6,601
       Interest Expense                                     $   671
       Provision for income taxes                           $ 1,574
       Contract revenue                                     $ 7,762
       Accumulated deficit                                  $27,562
                Charge for acquired in-process options                       $30,773
                Sales revenues                                               $51,871

f.     Adjustments to amortize acquired product rights.

       Six Months Ended June 30, 1996
       Amortization expenses (SG&A)                         $ 6,411
                  Product Rights                                             $ 6,411
       Year Ended December 31, 1995
       Amortization expenses (SG&A)                         $14,821
                  Product Rights                                             $14,821

g.     Adjustments to amortize discount on long-term obligations.

       Year Ended December 31, 1995
       Interest expense                                     $   460
                  Discount on long-term obligations                          $   460



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
h.     Adjustment to record amortization of acquired intangibles.

         Year Ended December 31, 1995
         Goodwill amortization expense                        $ 86
                  Goodwill                                                $ 86

i.    Adjustment to record interest income on short-term investments.
         Year Ended December 31, 1995
         Cash and cash equivalents                            $345
                  Interest income                                         $345

j.     Shares of Dura common stock issued to acquire DDSI.

k. Dilutive effect of common stock equivalents resulting from pro forma net income versus Dura net loss.



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DURA PHARMACEUTICALS, INC.



Date:  September  19, 1996             /s/ MITCHELL R. WOODBURY
                                      -------------------------------
                                      Mitchell R. Woodbury
                                      Vice President and General Counsel





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
                           DURA PHARMACEUTICALS, INC.
                                    FORM 8-K
                                  EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
- -----------                       -----------

2.1 Licensing Agreement dated August 21, 1996 between the Company and Lilly.*

2.2 List of Schedules and Exhibits to the License Agreement dated August 21, 1996 between the Company and Lilly.

99.1              Press Release dated August 22, 1996 issued by the Company.


*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.



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